EXHIBIT 11

                             WINFIELD CAPITAL CORP.

               STATEMENT OF COMPUTATION EARNINGS (LOSS) PER SHARE


                                                                        Years Ended March 31,
                                                             -------------------------------------------
                                                                 1999            1998            1997
                                                             -----------     -----------     -----------
Basic and diluted earnings (loss) per common share
  Net earnings (loss) available for common stock
    equivalent shares deemed to have a dilutive effect       $24,851,771     $(1,984,474)    $   344,552
                                                             ===========     ===========     ===========

Earnings (loss) per common share
  Basic                                                      $      4.95     $     (0.40)    $      0.07
                                                             ===========     ===========     ===========
  Diluted (A)                                                $      4.54     $     (0.40)    $      0.07
                                                             ===========     ===========     ===========

Shares used in computation
  Basic:
    Weighted average common shares                             5,023,361       5,023,361       5,023,361
                                                             ===========     ===========     ===========

Diluted:
  Weighted average common shares                               5,023,361       5,023,361       5,023,361
                                                             ===========     ===========     ===========
  Common stock equivalents                                       453,300         (A)             191,932
                                                             ===========     ===========     ===========

                                                               5,476,661       5,023,361       5,215,293
                                                             ===========     ===========     ===========

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(A)  For the year ended March 31, 1998 the fully diluted computation per share would be anti-dilutive and was not considered.